Investor Contact:
John Mills
Senior Managing Director
ICR
310.954.1105

Limoneira Company Receives Approval to List on the
NASDAQ Global Market

Santa Paula, CA., May 26, 2010 – Limoneira Company (PinkSheets: LMNR), a leading agribusiness with prime agricultural land and operations, real estate and water rights throughout California, today announced that its common stock has been approved for listing on the NASDAQ Global Market.

Shares of Limoneira’s common stock will commence trading on the NASDAQ Global Market under its current ticker symbol "LMNR," effective at market opening on May 27, 2010.

"We are pleased to list our securities on the NASDAQ Global Market," said Harold Edwards, President and Chief Executive Officer. "This event marks a major milestone in Limoneira’s long and distinguished history and will allow us to enhance the long-term value of the company. Over the years, since its founding in 1893, Limoneira has produced lemons, avocados, oranges, and other specialty crops as well as managed residential and commercial real estate operations.  We are excited about our next phase of development as we strive to not only capitalize on our extensive agribusiness, real estate and water assets, but also increase our visibility in the market, improve the liquidity of our common stock and expand our shareholder base.”

Prior to the listing of its common stock on the NASDAQ Global Market, Limoneira’s common stock was quoted on the PinkSheets, a centralized quotation service that collects and publishes market maker quotes for over-the-counter securities.

About Limoneira Company

Limoneira Company, a 117-year old international agribusiness headquartered in Santa Paula, California, has grown to become one of the premier integrated agribusinesses in the world. Limoneira (pronounced lē mon΄âra), is a dedicated sustainability company with approximately 7,300 acres of rich agricultural lands, real estate properties and water rights throughout California. The Company is a leading producer of lemons, avocados, oranges, and other specialty crops that are enjoyed throughout the world.  For more about Limoneira Company, visit www.limoneira.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.   These forward-looking statements are based on Limoneira’s current expectations about future events and can be identified by terms such as “expect,” “may,” “anticipate,” “intend,” “should be,” “will be,” “is likely to,” “strive to,” and similar expressions referring to future periods.

Limoneira believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements.   Actual results may differ materially from those expressed or implied in the forward-looking statements.  Therefore, Limoneira cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to:  changes in laws, regulations, rules, quotas, tariffs, and import laws; weather conditions that affect production, transportation, storage, import and export of fresh product; increased pressure from disease, insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest and currency exchange rates; availability of financing for land development activities; political changes and economic crises; international conflict; acts of terrorism; labor disruptions, strikes or work stoppages; loss of important intellectual property rights; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; increased costs from becoming a public company; and market and pricing risks due to concentrated ownership of stock.  Other risks and uncertainties include those that are described in Limoneira’s SEC filings, which are available on the SEC’s website at http://www.sec.gov.  Limoneira undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.